UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2018

CarGurus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38233	04-3843478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code: 617-354-0068

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2018 (the “Effective Date”), CarGurus, Inc., as tenant (the “Tenant”), entered into a lease of certain office space (the “Lease”), with US Parcel A, LLC, as landlord (the “Landlord”). Pursuant to the Lease, the Landlord shall deliver to the Tenant a portion of the building at 121 First Street, Cambridge, Massachusetts (the “Building”), comprised of 48,393 rentable square feet on floors two (2) through five (5) and a portion of the first floor (the “Leased Premises”), in the condition required by Exhibit B of the Lease. Landlord is currently completing construction of the base building and delivery is estimated to occur on or about July 18, 2018 (such actual date of delivery, the “Lease Commencement Date”). Upon delivery of the Leased Premises, Tenant will construct certain improvements in the Leased Premises. Landlord will reimburse Tenant for the cost of such improvements up to $79.56 per rentable square foot of the Leased Premises.

The Term will commence on the Lease Commencement Date and expire immediately prior to the 15th anniversary of the Rent Commencement Date (as defined below). The Term may be extended by Tenant up to two (2) times for a period of five (5) years each through written notice no earlier than 18 months and no later than 12 months prior to the expiration of the Lease, with the annual fixed rent adjusted to fair market value.

The Tenant will pay an annual fixed rent of $68.00 per rentable square foot from the Rent Commencement Date, increasing by $1.00 per rentable square foot upon each one-year anniversary of the Rent Commencement Date. The “Rent Commencement Date” is defined as the later of November 1, 2018 or 90 days after the Lease Commencement Date.

Upon execution of the Lease, Tenant will deliver a letter of credit to Landlord as a security deposit for the Lease equal to $2,000,000 (the “Letter of Credit”). On the Lease Commencement Date, the Letter of Credit shall be reduced to $1,000,000 and Tenant shall deliver a cash security deposit of $1,000,000. The Letter of Credit shall reduce over time and shall no longer be required on the fourth anniversary of the Rent Commencement Date.

Tenant shall also have (i) an ongoing right of first offer to lease space on the Building’s first floor and (ii) a right to lease a number of parking spaces in the parking garage to be developed by an affiliate of Landlord on the land located at 119 First Street, Cambridge, Massachusetts, at the applicable parking rate set forth in the Lease.

Tenant shall pay its pro rata share of all operating costs and taxes incurred by the Landlord for the Building, determined by the ratio of rentable square feet of the Leased Premises to the rentable area of the Building.

The foregoing descriptions of certain terms of the Lease do not purport to be complete and are qualified in their entirety by reference to the full text of the Lease, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Lease is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease Agreement, dated as of June 19, 2018, by and between US Parcel A, LLC and CarGurus, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2018

CarGurus, Inc.
(Registrant)

/s/ Kathleen B. Patton
Name: Kathleen B. Patton
Title: Senior Vice President, General Counsel and Secretary